Exhibit 8.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

July 28, 2015

Independence Realty Trust, Inc.

Cira Center

2929 Arch Street

17th Floor

Philadelphia, PA 19104

Ladies and Gentlemen:

The following opinion is furnished to Independence Realty Trust, Inc., a Maryland corporation (“IRT”), and this letter is included as Exhibit 8.1 to IRT’s Registration Statement on Form S-4 (333-204578) (the “Registration Statement”), as amended by Amendment No. 1, filed on the date of this letter with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement, including the joint proxy statement/prospectus forming a part of the Registration Statement (the “Prospectus”), relates to an Agreement and Plan of Merger dated as of May 11, 2015 (the “Merger Agreement”) by and among IRT, Independence Realty Operating Partnership, LP, a Delaware limited partnership (“IROP”), IRT Limited Partner, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of IRT (“IRT LP LLC”), Adventure Merger Sub LLC, a Delaware limited liability company and direct wholly-owned subsidiary of IROP (“OP Merger Sub”), Trade Street Residential, Inc., a Maryland corporation (“TSRE”), and Trade Street Operating Partnership, LP, a Delaware limited partnership (“TSR OP”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

Upon and subject to the terms and conditions of the Merger Agreement, (i) OP Merger Sub will be merged with and into TSR OP, with TSR OP continuing as the surviving entity (the “Partnership Merger”) and (ii) TSRE will be merged with and into IRT LP LLC, with IRT LP LLC continuing as the surviving entity (the “Company Merger” and, together with the Partnership Merger, the “Merger”).

We have acted as counsel to IRT in connection with the Merger. You have requested our opinion regarding whether, on the basis of the facts, representations and assumptions set forth herein: (i) the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) from and including IRT’s taxable year ended December 31, 2011, IRT has been organized in

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July 28, 2015

conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) within the meaning of Sections 856 through 860 of the Code and its method of operation has enabled and will enable it to continue to qualify for taxation as a REIT under the Code for its taxable year ending on or before December 31, 2015; and (iii) the discussions with respect to Tax Law (as defined below) in the section of the Prospectus captioned “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger” fairly summarize the Tax Law matters addressed therein in all material respects.

In rendering our opinions, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of: (i) the charter documents of IRT, including its Articles of Restatement and its Second Amended and Restated Bylaws, (ii) the Registration Statement and (iii) such other documents, certificates and records as we have deemed necessary or appropriate, including IRT’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014 (the “2014 Form 10-K”) and IRT’s Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2015 (the “March 2015 Form 10-Q”).

In addition, we have relied upon certain statements, representations, warranties and covenants, which we have not independently investigated or verified, made by IRT and TSRE with respect to the Merger (the “IRT Officers’ Merger Certificate” and the “TSRE Officers’ Merger Certificate”) and each of IRT and TSRE’s qualification as a REIT within the meaning of the Code (the “IRT Officers’ REIT Certificate” and the “TSRE Officers’ REIT Certificate” and together with the IRT Officers’ Merger Certificate and the TSRE Officers’ Merger Certificate the “Officers’ Certificates”), all dated as of July 28, 2015. We have assumed that (i) the statements, representations, warranties and covenants in the Officers’ Certificates will be true, correct and complete as of the Effective Time of the Merger, (ii) no actions that are inconsistent with such statements, representations, warranties and covenants will be taken and (iii) that all representations that are qualified as to knowledge or belief (or otherwise) are and will be true, correct and complete as if made without such qualification.

With respect to all questions of fact on which our opinions are based, we have also assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the 2014 Form 10-K, the March 2015 Form 10-Q, the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to each of the foregoing and (ii) representations as to factual matters made to us by officers of IRT and TSRE in the Officers’ Certificates or contained in the 2014 Form 10-K, the March 2015 Form 10-Q, the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to each of the foregoing and in each such instance without regard to any qualifications therein such as “to the best knowledge of” or “in the belief of.” We have relied upon, but not independently verified, such factual statements and representations and assumptions.

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July 28, 2015

In our examination of documents, certificates and records that we have deemed necessary or appropriate in rendering our opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents. In making our examination of the Merger Agreement and the documents executed, or to be executed, in accordance with the Merger Agreement, we have assumed that each party thereto (other than IRT, IROP, IRT LP LLC and OP Merger Sub) has, or will have, the power, corporate or otherwise, to enter into and perform all of its obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by each of such parties (other than IRT, IROP, IRT LP LLC and OP Merger Sub) and the validity and binding effect thereof on such parties.

In preparing the discussion in the section of the Prospectus captioned “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger,” we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference and are relied upon in preparing these opinions.

In rendering the opinions below (i) we have also assumed that TSRE qualified as a REIT under the Code commencing with its taxable year ended December 31, 2012 and will qualify as a REIT for its taxable year ending on the date the Merger is consummated (the “Closing Date”) and that, in accordance with Section 7.02(d) of the Merger Agreement, IRT receives, on the Closing Date, an opinion of Morrison & Foerster LLP, counsel to TSRE, dated as of the Closing Date, that TSRE, commencing with its taxable year ended December 31, 2012 and until the Closing Date was organized and has operated in conformity with the requirements for qualification as a REIT under Sections 856 through 860 of the Code; and (ii) we have relied, with its consent, on the opinion of the Ledgewood Law Firm dated June 11, 2015 as to the qualification of RAIT, a Maryland corporation that owns approximately 22% of the outstanding stock of IRT, as a REIT for the years 2007-2011.

In rendering our opinion, we have considered the applicable provisions of the Code, the Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, all in effect as of the date hereof (“Tax Laws”). It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with

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July 28, 2015

retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants or assumptions on which our opinion is based could affect our conclusions.

Based on the foregoing, in reliance thereon and subject thereto and to the limitations stated below, it is our opinion that:

(a) the Company Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;

(b) from and including IRT’s taxable year ended December 31, 2011, IRT has been and is organized in conformity with the requirements for qualification and taxation as a REIT within the meaning of Sections 856 through 860 of the Code and its method of operation has enabled and will enable it to continue to qualify for taxation as a REIT under the Code for its taxable year ending on or before December 31, 2015; and

(c) the discussion with respect to Tax Laws in the section of the Prospectus captioned “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Merger” fairly summarizes the Tax Law addressed therein in all material respects.

IRT’s qualification and taxation as a REIT depends upon IRT’s ability to continue to meet in each year the applicable asset composition, source of income, stockholder diversification, distribution and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not review or verify IRT’s compliance with these requirements, and it is possible that IRT’s actual results, the sources of income of IRT and its subsidiaries, the nature of the assets of IRT and its subsidiaries, the level of IRT’s distributions to stockholders and the diversity of IRT’s stock ownership for any given taxable year may not in fact satisfy such requirements.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions could adversely affect our opinion.

These opinions are rendered to IRT in connection with the filing of the Registration Statement. These opinions may not be relied upon for any other purpose or be furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (i) these opinions may be furnished or quoted to judicial or regulatory authorities having jurisdiction over IRT and (ii) these opinions may be

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July 28, 2015

relied upon by persons currently entitled to rely on them pursuant to applicable provisions of federal securities law. Purchasers and owners of IRT’s securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, owning and disposing of IRT’s securities, which may vary for investors in different tax situations.

The opinion set forth in this letter is based on the Tax Law as of the date of this letter, which is subject to change (possibly with retroactive effect). Changes in the Tax Law could adversely affect our opinion, and we do not undertake to advise you of any changes in applicable Tax Law.

Our opinion is not binding on the IRS, and the IRS, or a court of law, may disagree with the opinion contained herein. No ruling has been or will be sought from the IRS by IRT or TSRE as to the U.S. federal income tax consequences of any aspect of the Merger.

We hereby consent to the filing of a copy of this letter as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP